EXHIBIT 10.23
                        MANAGING GENERAL AGENCY AGREEMENT

         Agreement made as of    Sept. 4, 2001      between:

         AMERICAN VEHICLE INSURANCE COMPANY (the "Company"), an insurance company organized under the laws of Florida and

         ASSURANCE MANAGING GENERAL AGENTS, INC. (the "General Agent"), a Florida corporation.

         WHEREAS, the Company is a property and casualty company authorized to issue private passenger automobile insurance policies in the State of Florida (the "Policies"); and

         WHEREAS, the Company wishes to engage the General Agent to provide statistical reports, underwrite, market, administer and manage the Policies; and

         WHEREAS, the General Agent desires to market, underwrite, administer and manage the Policies on behalf of the Company under the direction and supervision of the Company.

         NOW, THEREFORE, it is agreed as follows:

                       ARTICLE I - TERM AND AUTHORIZATION

1.1 Term. The term of this Agreement shall commence as of the date of this Agreement (the "Effective Date") and shall continue in full force and effect until terminated (as elsewhere provided in this Agreement).

1.2 Authorization. The Company grants General Agent the following authority:

         1.2.1 To solicit and process applications for new and renewal Policies solely in the State of Florida for the coverages and maximum limits of liability set forth on Schedule A.

         1.2.2    To issue insurance binders for Policies.

         1.2.3 To rate quote and issue Policies based on underwriting guidelines, rates and insurance contracts approved by the Company and, to the extent required, properly approved and filed with the Florida Department of Insurance (the "Department").

         1.2.4 To make customary endorsement, changes, transfers, and modifications of existing Policies.

         1.2.5 To solicit Policies through duly licensed insurance agents and brokers.

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         1.2.6    To collect and account for premiums and endorse checks payable to the Company, if such checks are received by the General Agent in the regular course of its duties to collect premium monies on the Company's behalf.

         1.2.7 To provide proper and timely cancellation or non-renewal notice to policy holders, certificate holders and regulatory bodies as required by the policy, any statute or regulation, any regulatory order or by the Company.

                          ARTICLE II - REPRESENTATIONS

2.1 Company's Representations. The Company hereby represents and warrants to the General Agent that the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has all requisite corporate power and authority and all required Florida insurance licenses to enter into this Agreement.

2.2 General Agent's Representations. The General Agent hereby represents and warrants to the Company that the General Agent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority and all required Florida insurance licenses to enter into this Agreement.

             ARTICLE III - LIMITATIONS ON GENERAL AGENT'S AUTHORITY

3.1 The General Agent shall not hold itself out as an agent of the Company in any other manner or for any other purpose than is specifically prescribed in this Agreement.

3.2 The General Agent shall not institute, prosecute, defend or maintain any legal proceedings in which the Company is named as a party without the Company's prior written consent.

3.3 The General Agent shall not incur an indebtedness on behalf of the Company.

3.4 The General Agent shall not appoint agents or sub-agents on behalf of the Company; however, the General Agent may register duly licensed insurance agents with the State of Florida.

3.5 The General Agent shall have no authority to adjust or settle claims on behalf of the Company.

3.6 The General Agent shall have no authority to negotiate, cede, or accept reinsurance on behalf of the Company.

3.7 The General Agent has no authority to directly or indirectly solicit, sell, offer, bind, issue or deliver any insurance at any reduction or deviation from the rates, terms or conditions specified by the Company. The General Agent will adhere strictly to the rates and forms promulgated and filed by the Company.

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3.8      The General Agent, without prior approval of the insurer, shall not pay or commit the insurer to pay a claim over a specified amount, net of reinsurance, which exceeds 1 percent of the insurer's policyholders surplus as of December 31 of the last completed calendar year.

3.9 The General Agent shall not collect any payment from a reinsurer or commit the insurer to any claims settlement with a reinsurer without prior approval of the insurer.

                    ARTICLE IV - GENERAL AGENT'S OBLIGATIONS

4.1 Policy and Claim Services. General Agent shall, at General Agent's expense, provide Policy administration services as provided in Schedule B and shall pay claims approved by the Company or its designated representative as provided in Schedule D. General Agent will promptly report to the Company all Claims or suits arising under the Policies written or bound under this Agreement and all claims or suits against the Company relating to any matter to which the provisions of this Agreement apply. Further, the General Agent will cooperate fully in the investigation and adjustment of all claims and suits and will provide the Company or its designees with all requested information relevant to this adjustment or defense of such claims or suits, including copies of any Policies or other documentation, immediately upon demand.

4.2 Licenses. The General Agent shall possess on the Effective Date and maintain all licenses required to perform its obligations under this Agreement.

4.3 Statistical Information. The General Agent agrees to provide the Company with all pertinent statistical information as requested by the Company in the form required by the Company.

         4.3.1 All reports due the Company under this Article (whether in hard copy or maintained on computers) shall be forwarded to the Company within seven (7) days after the end of each month. The electronic data files maintained by General Agent shall be transferred to the Company as frequently as reasonably requested.

         4.3.2 The General Agent shall provide the Company with all requested information, reports and statistical data reasonably requested by the Company in a printed format that is acceptable to the Company. The Company will limit its request to the following:

                  1) Reports that may be supplied by SIS in its standard reporting format,

                  2) Reports utilized for the purpose of rate making statistics and/or accounting reports:

                  The General Agent will also be responsible to generate and furnish the following reports:

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                           a)       Any motor vehicle or residential /
                                    commercial information including insured information required by the State of Florida in order to satisfy any current or future legal statute or regulation which includes delivery to the proper governmental agency in acceptable format.

                           b) Any required statistical information for the purpose of reporting to NISS. The General Agent will furnish statistical reports in the NISS report format. All required reports shall be furnished by the General Agent accurately and promptly to allow the Company to prepare pertinent reports required by NAIC or NISS.
4.4      Premiums.

         4.4.1 The General Agent agrees to pay the Company all premiums on business produced by the General Agent on behalf of the Company, whether or not collected by the General Agent from insureds. All premiums received by the General Agent pursuant to this Agreement will be held by the General Agent in a fiduciary capacity as trustee for the Company. The General Agent does not possess the funds collected for any other reason. The privilege of taking commissions from premium monies received by the General Agent will not be construed as an alteration of this fiduciary capacity.

         4.4.2 Premium Account. The General Agent in a fiduciary capacity shall make a daily deposit of all premiums received, net of producing sub-agents commission, into a bank that is a member of the Federal Reserve System. The account is controlled and owned by the Company and titled "Premium Trust Account". Any premium or other receipt, shall be deposited on the same day it is received unless, due to reasons beyond the General Agents control such as late or delayed mail, same day deposit is not practical in which event such premium will be deposited on the next business day.

         4.4.3 The General Agent shall reconcile cash deposited to the Premium Trust Account with the report on a weekly basis.

         4.4.4 The General Agent shall withdraw from separate account called the "Premium Operating Account" on a weekly basis, an amount sufficient to pay the General Agent Commission, return premium due policyholders, sub-agents and/or premium finance companies, and managing general agent's fee. The Premium Operating Account will be maintained at the same bank as the Premium Trust Account. The General Agent shall only make withdrawals based on Company wire transferred funds which are supported by the report and on Policies which have been recorded and the premiums deposited. Any return premium or commission due the Company shall be deposited in the Premium Trust Account.

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         4.4.5    The Company's acceptance of any deposit of funds to the
                  Premium Trust Account, or any transfer of funds to or from the Operating Account, shall not constitute the Company's acceptance of the accuracy of any report submitted by the General Agent to the Company.

         4.4.6 The General Agent will issue and submit to the Company all Policies, endorsements and cancellations within thirty (30) days of the effective date of the Policy, endorsement or cancellation, respectively.

         4.4.7 The General Agent will submit to the Company a detailed and itemized monthly Account Current of all premiums written and premium adjustments made (whether additional or return) with respect to all business and transactions effective in that month not later than the fifteenth (15th) day of the subsequent month. For example, binders, policies, monthly reports and endorsements effective in December are to be reported no later than January 15. The Company, however, will have the privilege, exercisable at its option, of preparing the Account Current.

         4.4.8 The General Agent agrees to provide the Company with all pertinent statistical information as requested by the Company in the form required by the Company.

         4.4.9 The General Agent will be responsible for conducting a quality assurance program for all premium, accounting and statistical reports and all Policy transactions to assure compliance with all terms of this Agreement and reconciliation procedures.

         4.4.10 If the General Agent is delinquent in either accounting for or paying monies due to the Company, then Company may, suspend or modify any of the provisions of this Agreement or terminate this Agreement if the delinquency is not corrected within ten
                  (10) business days of Company providing written notice to the General Agent of existing delinquency.

4.5      Books, Accounts and Records.

         4.5.1 The General Agent will keep complete and accurate records of the business transacted by it under this Agreement, including, but not limited to, all Policy and premium records created by it during the term of this Agreement. Such records will be retained by the General Agent while this Agreement is in effect and for seven (7) years after termination of this Agreement. In addition, the General Agent will forward to the Company such reports of said business as the Company may prescribe. The General Agent will be responsible for retaining all Policy and premium records on behalf of the Company in hard copy form, microfilm and/or other generally accepted information storage medium, as well as in any reasonable back-up form requested by the Company for the period described above. The Company will have the right to examine said books, files and records at any time during normal business hours at the Company's expense, and to make such records as it may deem necessary. All books, accounts or other documents relating to the business of the Company, except computer software systems, are the property of the Company whether paid for by it or not.


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                  The books and accounts of the Company will be accepted as full and final evidence in all matters relating to this Agreement.

         4.5.2 The Company may examine all books and records of the General Agent pertaining to business written under this Agreement at any time during normal business hours at the Company's expense on the premises of the General Agent. Further, the Company may make copies of all books and records described herein.

         4.5.3 If this Agreement terminates, the General Agent will forward to the Company all supplies and Policy files pertaining to the terminated Underwriting Program and will return all unused policy forms with an accounting of all such Policies provided to the General Agent.

         4.5.4 The provisions of this Section 4.5 which are binding upon the parties subsequent to the termination of this Agreement, will survive such termination until all obligations are finally discharged.

4.6 Agents' Commissions. The General Agent shall accept business on behalf of the Company only from duly licensed insurance brokers and agents. The General Agent shall pay commissions due such brokers and agents. The General Agent shall not pay less than 13% commission on automobile policies without written approval from Company. The General Agent shall be liable to the Company for any return commission due from such brokers and agents, whether or not such return commission has been collected by the General Agent.

4.7 Coverage Confirmation. The General Agent shall allow the Company to confirm coverage for each reported claim by supplying the Company (or its duly authorized claim adjusters) a copy of the Policy, declarations page, and all applicable endorsements.

              ARTICLE V - GENERAL AGENT'S COMPENSATION AND EXPENSES

5.1 Compensation. The General Agent will be responsible for all expenses incurred by it in the performance of its obligation under this Agreement including, but not limited to, rentals, transportation facilities, remuneration of clerks, solicitors or other employees, postage office upkeep, promotional and advertising expenses, traveling expenses, and city license fees. The conduct by the General Agent of its business will be its own sole cost, credit, risk and expense.

         5.1.1 The General Agent will be responsible for all expenses in connection with solicitation of insurance or performance of any duties or obligations of the General Agent including, but not limited to, all countersignature fees and commissions, and all commissions to sub-producers. The General Agent will not charge or commit the Company to any expense, agreement, payment, debt or obligation other than the insurance expressly described in the Addenda hereto which the General Agent is authorized to write. The Company will supply the General Agent with policy jackets, bank checks and drafts.

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5.2      Expenses. Subject to the terms and conditions of this Agreement, the
         General Agent's sole remuneration for all services that the General Agent may perform for the Company under this Agreement will be its commissions at the rates set forth in Addenda to this Agreement. Unless otherwise agreed, such commissions will include the complete compensation to the General Agent for its service under this Agreement. Under no circumstances will the General Agent receive commissions for premiums which the General Agent has failed to collect and which the Company has collected. For such premiums as are collected by the Company, the General Agent will receive credit for the premium in the parties' mutual account. In the event of Policy cancellation or an endorsement resulting in a premium return to a policyholder, the General Agent will be responsible for refunding to Company the entire amount of any commission paid or allowed on the returned premium, including commissions to sub-producers.

                          ARTICLE VI - INDEMNIFICATION

6.1 The General Agent agrees to indemnify and save the Company, its affiliates and subsidiaries and their officers, directors, and employees harmless from any damage and against any liability for loss, cost, expenses, fines, penalties, including punitive or exemplary damages and all cost of defense: (1) resulting from any act, error or omission, whether intentional or unintentional, by the General Agent and its officers, directors, and employees, related to or arising out of the business covered by this Agreement; or (2) resulting from any obligation, act or transaction created or performed by the General Agent in violation of, in excess of, or in contravention of the power and authority of the General Agent set forth in this Agreement.

         6.1.1 The Company will choose defense counsel for all claims or suits described in Article VI and defend itself. The General Agent will pay all expense for such claims or suits. The Company will decide, in its sole opinion, whether such claims or suits may be settled.

         6.1.2 The General Agent expressly authorizes the Company without precluding the Company from exercising any other remedy it may have, to charge against all compensation due or to become due to the General Agent under this Agreement any monies paid or liabilities incurred by the Company by reason of any occurrence described herein.

         6.1.3 Provided the General Agent is in compliance with all terms and conditions of this Agreement and further provided General Agent will not have caused or contributed to the making of a claim on one or more policy(ies) of insurance which General Agent has issued and/or bound, then the Company will indemnify and hold harmless the General Agent, its directors, officers and employees for any damage and against any liability of loss, cost, expenses, fines, penalties including punitive or exemplary damages and all cost of defense, arising from a claim on said insurance policy(ies) which assert the liability of the General Agent for all or part of the loss to claimant, insured or any other party involved in the claim on the policy(ies).

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         6.1.4    The Company will choose defense counsel for all claims or
                  suits described in Section 6.1.3 and defend itself. The Company will pay all cost of defense for such claims or suits and decide, in its sole opinion, whether such claims or suits may be settled.

                            ARTICLE VII - TERMINATION

7.1      Termination. This Agreement may be terminated as provide below:

7.1.1 Without cause by either party upon no less than seventy-five (75) days prior written notice to the other party.

         a) The insurer may suspend the underwriting authority of the Managing General Agent during the pendency of any dispute regarding the cause for termination. The insurer or Managing General Agent must fulfill any obligations on policies, regardless of any dispute

         7.1.2 Upon the occurrence of an Event of Default (as defined below), the non-defaulting party may cancel and terminate this Agreement upon five (5) business days notice to the other party.

         7.1.3    The following shall be Events of Default by either party:

         a) Default in the observance or performance of any material covenant or obligation to be performed under this Agreement and the failure to cure such default within ten (10) business days after notice of such default bas been given to the defaulting party; provided, however, that if the default is of such a nature that it cannot reasonably be cured within such ten (10) day period, the defaulting party will nevertheless be deemed in default unless within such period it commences to cure the default and thereafter diligently and continuously continues to and does cure same within a reasonable period of time thereafter.

         b)       Cessation of either party's business as a going concern.

         c) Insolvency of either party, or the filing by it, or its consent to the filing, of a petition under the Bankruptcy Code, or the appointment of a receiver, assignee or other liquidating officer for all or substantially all of such party's assets.

         d) The filing of an involuntary petition against either party under the Bankruptcy Code which remains undismissed for thirty
                  (30) days or more following its filing.

         e) If any public authority cancels or declines to renew any license required by either party under this Agreement.

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         f)       If either party commits any fraudulent act or act of gross negligence or willful misconduct.

         g) A transfer, sale, or pledge of the majority of the stock or a substantial portion of the assets of the General Agent unless this Agreement is assigned by the Company's express written consent.

         h) If at any time the incurred loss ratio combined with the incurred allocated loss adjusted expense ratio reaches greater than 90% as determined by acceptable actuarial methodology.

7.2      Rights and Obligations after Termination.

         7.2.1 If this Agreement is properly terminated as a result of the occurrence of an Event of Default, and the expiration of any grace period hereunder, the non-defaulting party shall be entitled to all rights and remedies available at law or in equity; provided, however, that neither party shall have a claim against the other for consequential damages, such as loss of prospective profit or damage to the business resulting therefrom.

         7.2.2 Upon termination of this Agreement for any reason the Company shall have the option, with respect to all Policies and claims then being serviced by General Agent, on notice to General Agent, to (i) require General Agent to promptly turn over to the Company all Policy records so that the Company may itself, or cause others to, run off existing business, or (ii) require that General Agent run off existing business by continuing to provide Policy administration in accordance with this Agreement.

         7.2.3    If the Company elects the option set forth under subparagraph
                  7.2.2 (i) above, General Agent shall promptly deliver the documents mentioned therein to the Company at General Agent's sole expense and thereafter General Agent shall have no further responsibility for Policy administration hereunder and shall not be compensated for any such discontinued services.
         7.2.4    If the Company elects the option set forth under subparagraph
                  7.2.2 (ii) above, and for so long as the Company so elects, General Agent shall continue to perform its obligations under this Agreement in accordance with the terms hereof. The General Agent shall be obligated to perform the duties necessary to the servicing of all Policies in force until all liability of the Company underlying such Policies issued pursuant to this Agreement shall have expired or been terminated. Such service shall consist of, but shall not necessarily be limited to, Policy cancellations, amendatory endorsements, payment of return premiums, collection of additional premiums and claims information.

         7.2.5 Upon termination of this Agreement, provided that the General Agent has performed all of its obligations required to be performed hereunder, the General Agent's records and documents and the right to renew the in-force business shall remain the property of the General Agent and shall be left in the General Agent's possession. In the event this Agreement is terminated by the Company under Section 7.1.3(a) through (g), or in the event the General Agent fails to perform all of its


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                  obligations under this Agreement, then in such event the right to renew the in-force Policies shall belong to the Company.

                            ARTICLE VII - ARBITRATION

8.1 The Company and the General Agent hereby mutually agree that one of the remedies for resolving any and all disputes arising with respect to or in connection with this Agreement, including any disputes regarding the cancellation or rescission of this Agreement, shall be arbitration as herein provided.

8.2 All issues for arbitration shall be referred to disinterested arbitrators, one being chosen by each party to the particular dispute. The arbitrators so selected shall select an umpire within thirty (30) days after appointment. In the event the arbitrators so not agree as to the umpire within thirty (30) days, the umpire shall be chosen by the American Arbitration Association. Should any party fail to chose its arbitrator within thirty (30) days after receipt of written notice from the party requesting arbitration, the arbitrator for such party shall be chosen by the American Arbitration Association.

8.3 To the extent that they consider substantive rules of law, the arbitrators should look to the substantive rules of law of the State of Florida s the law governing this Agreement; however, the arbitrators shall consider this Agreement and honorable engagement rather than merely a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision and award of the majority of the arbitrators shall be final and binding upon the parties to the particular dispute, and all other parties as well. Judgement may be entered upon the award of arbitrators in any Court of the United States having jurisdiction thereover.

8.4 The arbitrators shall be active or retired officers of insurance companies not under the control or management of any party to this Agreement. Arbitration shall take place in Tallahassee, Florida, unless the parties in dispute agree otherwise. The United States Federal Arbitration Act applies to this Agreement.

8.5 Each party shall bear the expense of its own chosen arbitrator, and shall jointly and equally bear with the others the expense of the umpire and of the arbitration.

                           ARTICLE IX - MISCELLANEOUS

9.1 Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed duly given
         (i) when received if delivered personally, by any recognized courier service, or (ii) three (3) days after mailing, if sent by registered or certified mail, return receipt requested, in each case addresses to the party for whom it is intended at the following address or such other address as the party may designate from time to time by notice given pursuant hereto.

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                  For the Company:
                           American Vehicle Insurance Company
                           4161 N.W. 5 Street
                           Plantation, Florida 33317
                           Attn: Richard A. Widdicombe

                  For the General Agent:
                           Assurance Managing General Agents, Inc.
                           4161 N.W. 5 Street
                           Plantation, Florida 33317
                           Attn: Michele V. Lawson

9.2 This Agreement shall be constructed in accordance with the laws of the State of Florida without giving effect to conflict of law principles.

9.3 Nothing herein shall create the relationship of employer and employee, partners or joint ventures between the Company and the General Agent, it being understood and agreed that the General Agent is an independent contractor for the purposes set forth herein with all rights, powers and duties as such.

9.4 The General Agent shall not assign this Agreement or any right hereunder.

9.5 The failure of the Company or General Agent to insist on strict compliance with this Agreement, or to exercise any right or remedy hereunder, shall not constitute a waiver of any rights contained herein or stop the parties from thereafter demanding full and complete compliance therewith, nor prevent the parties from exercising any right or remedy in the future.

9.6 If any provisions of this Agreement should be found to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

9.7 This Agreement may not be changed, nor may any provision hereof be waived, except by a writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

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AMERICAN VEHICLE INSURANCE COMPANY



By:     /s/    Richard A. Widdicombe
  ---------------------------------------------------



ASSURANCE MANAGING GENERAL AGENTS, INC.



By:    /s/    Michele Lawson
  ----------------------------------------------------


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                                   SCHEDULE A
                   (COVERAGES AND MAXIMUM LIMITS OF LIABILITY)

                     AUTOMOBILE LIABILITY & PHYSICAL DAMAGE


Coverage                                     Limits of Liability
--------                                     -------------------

Liability                                    $100 / 300 / 50

Uninsured Motorists                          $100 / 300

Personal Injury                              $10,000

Medical Payments                             $500

Physical Damage                              $50,000

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                                   SCHEDULE B

                         POLICY ADMINISTRATION SERVICES


1. Assist the Company in developing Underwriting and Producer Guidelines and modifications thereto for the underwriting program, to be approved by the Company in writing prior to use, which use will include advertising, program implementation and binding insurance coverage.

2.       Process applications for insurance.

3. Collect and account for premiums and endorse checks payable to the Company, if such checks are received by the General Agent in the regular course of its duties to collect premium monies on the Company's behalf.

4. Rate, quote and issue policies of insurance and certificates of insurance consistent with the Company's rate, rule and form filings made or adopted in writing by the Company, and the authority granted herein, as well as to provide policy information services for insureds.

5. Develop and maintain proper underwriting files on behalf of the Company in accordance with Section 4.5.

6. Use best efforts and good faith to achieve an underwriting profit on all business placed with the Company.

7. Provide proper and timely cancellation or non-renewal notice to policyholders, certificate holders and regulatory bodies as required by the policy, any statute or regulation, any regulatory order or by the Company.

8. Remit premiums received net of the compensation due to the General Agent, in accordance with the provisions of Section 4.4, entitled "Premiums".

9. Adhere to Florida laws, regulations and bulletins pertaining to motor vehicle and casualty insurance contracts including but not limited to:

                          o      Policy cancellation or non renewal 627.728
                          o      Rate increase 627.7282
                          o      Unearned premiums 627.7283
                          o      Motor vehicle inspection 627.744 and 4.167.004
                          o      Premium finance cancellation

10.      Comply with conduct guidelines according to regulation 4.142.011.

11. Maintain compliant handling procedures to record all complaints received since date of last examination.

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                                   SCHEDULE C

                          GENERAL AGENT'S COMPENSATION

The Company will allow the General Agent as compensation a fee equal to fifteen (15%) percent of Net Written Premium for automobile (i.e. gross premiums written, less cancellations and return premiums) with General Agent retaining a twenty-five ($25) dollar fee per policy.

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                                   SCHEDULE D

                          DRAFT AUTHORITY AND ISSUANCE

1.       Enter data into the claims management system of General Agent.

2. Pay all qualified claims and allocated loss adjustment expenses timely out of funds provided by the Company after the Company's claims representative has prepared the draft requests.

3. Draw upon a bank account (the "Loss Payment Account") which shall be established by the Company for payment of claims. Such authority may be revoked at any time by the Company upon written notice. The Loss Payment Account will be initially set at ______ and will be replenished monthly by the Company to an amount equal to two (2) months estimated paid. The Company may review the adequacy of the account at any time and increase or decrease the account as necessary. The General Agent shall be required upon the request of the Company, to remit promptly any funds in the account in excess of the required amount as determined by the Company.

4. Use only those persons to whom the Company specifically grants authority in writing to issue a check upon the Loss Payment Account. Such authority may be revoked upon written notice to the appropriate parties. The Company shall designate two (2) of General Agent's employees as authorized signatories on such account.

5. Account for all checks as on hand, issued, voided or canceled, and provide a monthly account to the Company within fifteen (15) days after the end of the month for which the account is given. General Agent shall have the responsibility for balancing the Loss Payment Account. A duplicate copy of all bank statements shall be sent to the Company by General Agent. Copies of checks issued shall be available upon request by the Company.

6. Provide monthly loss run reports to Company, by hard copy on paper and in an acceptable data format, detailing by report period, year to date and inception to date figures the following information by accident date: Policy number, claim number, state location number, total incurred expense, broken down by line of coverage, by cause of loss, by contract year, allocated loss adjustment expense, outstanding reserves and subrogation.

7. Furnish to Company monthly documentation identifying all loss payments and allocated loss expenses.

8. Furnish loss reports within seven (7) days after the end of the month for which they relate.

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